EXHIBIT 99.1

Lakeland Bancorp, Inc. and 1st Constitution Bancorp
Announce Final Regulatory Non-Objection in Connection with Proposed Merger
OAK RIDGE, N.J. and CRANBURY, N.J., December 13, 2021 — Lakeland Bancorp, Inc. (“Lakeland”) (NASDAQ: LBAI), the parent company of Lakeland Bank, and 1st Constitution Bancorp (“1st Constitution”) (NASDAQ: FCCY), the parent company of 1st Constitution Bank, announced that on December 10, 2021, the Federal Reserve Bank of New York issued a non-objection to Lakeland’s request to waive the application requirement in connection with the proposed merger of 1st Constitution with and into Lakeland. The companies have now received all regulatory approvals and non-objections in connection with the proposed merger.
The closing of the proposed merger remains subject to certain customary closing conditions.  The merger is expected to close on January 6, 2022.

About Lakeland Bancorp, Inc.
Lakeland Bancorp, Inc. has an extensive branch network and commercial lending centers throughout New Jersey and in Highland Mills, New York, and offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey’s Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ. As of September 30, 2021, Lakeland had consolidated total assets, total loans, total deposits and total stockholders’ equity of $8.17 billion, $5.88 billion, $6.93 billion and $814.1 million, respectively.
About 1st Constitution Bancorp
1st Constitution Bancorp is a bank holding company headquartered and maintaining its main office in Cranbury, New Jersey with additional offices in Asbury Park, Fair Haven, Fort Lee, Freehold, Hamilton, Hightstown, Hillsborough, Hopewell, Jackson, Jamesburg, Lawrenceville, Little Silver, Long Branch, Manahawkin, Neptune City, Perth Amboy, Plainsboro, Princeton, Rocky Hill, Rumson, Shrewsbury and Toms River, New Jersey. Founded in 1989, 1st Constitution provides deposit and loan banking products and services to corporations, individuals, partnerships and other community organizations throughout the central, coastal, and northeastern areas of New Jersey. As of September 30, 2021, 1st Constitution had consolidated total assets, total loans, total deposits and total shareholders’ equity of $1.91 billion, $1.20 billion, $1.64 billion and $199.9 million, respectively. 1st Constitution is proud to be recognized by Newsweek Magazine as the “Best Small Bank in New Jersey!”
Cautionary Statements Regarding Forward-Looking Information
This press release contains forward-looking statements with respect to the proposed merger and the timing of consummation of the merger that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could” and other similar expressions are intended to identify such forward looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: failure to satisfy any of the conditions to the transaction on a timely basis or at all or other delays in completing the transaction; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Lakeland or 1st Constitution; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Lakeland or 1st Constitution; failure to realize anticipated efficiencies and synergies if the merger is consummated; material adverse changes in Lakeland’s or 1st Constitution’s operations or earnings; decline in the economy in Lakeland’s and 1st Constitution’s primary market areas; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by Lakeland’s issuance of additional shares of its capital stock in connection with the merger; and other factors that may affect the future results of Lakeland or 1st Constitution. Additional factors that could cause results to differ materially from those described above can be found in Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission (the “SEC”), each of which is on file with the SEC and available in the “Investor Relations” section of Lakeland’s website, www.lakelandbank.com, and in other documents Lakeland files with the SEC, and in 1st Constitution’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings, each of which is on file with and available in the “Investor Relations” section of 1st Constitution’s website, www.1stconstitution.com, under the heading “SEC Filings” and in other documents 1st Constitution files with the SEC.
Neither Lakeland nor 1st Constitution assumes any obligation for updating any such forward-looking statements at any time.
Contact:
Lakeland Bancorp, Inc.:
Thomas J. Shara
President and CEO
Thomas F. Splaine
EVP & CFO
973-697-2000
1st Constitution Bancorp:
Robert F. Mangano
President and CEO
609-655-4500